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                                                                   EXHIBIT 99(D)



                      [PETERS ELWORTHY & MOORE LETTERHEAD]
                          Salisbury House, Station Road
                            Cambridge CB1 2LA England


Our Ref: PRC/J/5799
Date:    11 April 2000


NCT Group, Inc.
(formerly Noise Cancellation Technologies, Inc.)
1025 West Nursery Road, Suite 120
Linthicum, MD 21090-2103
USA


Dear Sirs:

We are writing to you with confirmation that the accounts for the year ended
31 December 1999 were audited under auditing standards which are "substantially similar" or "similar in all material respects" to US General Accepted Audit Standards.



Yours faithfully


/s/ PETERS ELWORTHY & MOORE

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